HealthStream Announces Fourth Quarter and Full-Year 2025 Results Page 1 February 23, 2026	Exhibit 99.1

Contact:	Scott A. Roberts
Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Head, Investor Relations & Communications
(615) 301-3237
mollie.condra@healthstream.com

HealthStream Announces Fourth Quarter & Full-Year 2025 Results

NASHVILLE, Tenn. (February 23, 2026)—HealthStream, Inc. (the "Company") (Nasdaq: HSTM), a leading healthcare technology platform company for clinical workforce solutions, announced today results for the fourth quarter and full-year ended December 31, 2025.

Fourth Quarter 2025

●	Revenues of $79.7 million, up 7.4% from $74.2 million in the fourth quarter of 2024, setting a new Company record for quarterly revenue
●	Our CEO contributed $3.8 million of his personally owned HealthStream stock to the Company in order to facilitate the grant of 146,286 shares of common stock to over 700 non-officer employees under our 2022 Omnibus Incentive Plan, which resulted in a corresponding $3.8 million charge for stock-based compensation and related payroll taxes and administrative expenses in the fourth quarter, as further described below (the "CEO Stock Gift")
●

Operating income of $2.4 million, down 48.8% from $4.7 million in the fourth quarter of 2024, with the CEO Stock Gift resulting in a $3.8 million negative impact to the comparison. Absent this impact from the CEO Stock Gift, non-GAAP operating income[1] was $6.2 million in the fourth quarter of 2025, up 31.7% from $4.7 million in the fourth quarter of 2024.

●

Net income of $2.5 million, down 48.1% from $4.9 million in the fourth quarter of 2024, with the CEO Stock Gift resulting in a $2.8 million negative impact to the comparison. Absent this impact from the CEO Stock Gift, non-GAAP net income[1] was $5.4 million in the fourth quarter of 2025, up 9.5% from $4.9 million in the fourth quarter of 2024.

●

Earnings per share (EPS) of $0.09 per share (diluted), down from $0.16 per share (diluted) in the fourth quarter of 2024, with the CEO Stock Gift resulting in a $0.09 per share negative impact to the comparison. Absent this impact from the CEO Stock Gift, non-GAAP EPS[1] was $0.18 per share (diluted) in the fourth quarter of 2025, up $0.02 per share (diluted) from $0.16 per share (diluted) in the fourth quarter of 2024.

●	Adjusted EBITDA[2] of $18.8 million, up 16.4% from $16.2 million in the fourth quarter of 2024
●	Completed the acquisitions of two companies: Virsys12 and MissionCare Collective
●	Authorized a share repurchase program to repurchase up to $10.0 million of outstanding shares of common stock on November 11, 2025, with shares valued at $5.0 million purchased in the fourth quarter and the remaining $5.0 million purchased in January 2026

Full-Year 2025

●	Revenues of $304.1 million, up 4.3% from $291.6 million in 2024
●

Operating income of $20.2 million, down 4.9% from $21.3 million in 2024, with the CEO Stock Gift resulting in a $3.8 million negative impact to the comparison. Absent this impact from the CEO Stock Gift, non-GAAP operating income[1] was $24.0 million in 2025, up 12.8% from $21.3 million in 2024.

●

Net income of $18.3 million, down 8.3% from $20.0 million in 2024, with the CEO Stock Gift resulting in a $2.8 million negative impact to the comparison. Absent this impact from the CEO Stock Gift, non-GAAP net income[1] was $21.2 million in 2025, up 5.8% from $20.0 million in 2024.

●

Earnings per share (EPS) of $0.61 per share (diluted) in 2025, down from $0.66 per share (diluted) in 2024, with the CEO Stock Gift resulting in a $0.09 per share negative impact to the comparison. Absent this impact from the CEO Stock Gift, non-GAAP EPS[1] was $0.70 per share (diluted) in 2025, up $0.04 per share (diluted) from $0.66 per share (diluted) in 2024.

●	Adjusted EBITDA of $71.8 million, up 7.5% from $66.8 million in 2024

1 Operating income, net income, and earnings per share, adjusted for the impact of the CEO Stock Gift, are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures, and disclosure regarding why we believe these non-GAAP financial measures provide useful information to investors, is included later in this release.

2 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income and disclosure regarding why we believe adjusted EBITDA provides useful information to investors is included later in this release.

HealthStream Announces Fourth Quarter and Full-Year 2025 Results Page 2 February 23, 2026

2026 Updates

●	Executive sales leadership promotion
●	Board of Directors has declared a quarterly cash dividend of $0.035 per share, an increase of 12.9% over the previous quarter's dividend of $0.031 per share

CEO Stock Gift

As announced on December 9, 2025, in order to facilitate the grant of equity to Company employees in recognition of their contributions to the Company, and to further align the interests of such employees with our shareholders, our CEO, Robert A. Frist, Jr., contributed $3.8 million of his personally owned shares of HealthStream common stock to the Company in December 2025. The Company then granted $3.5 million of shares of HealthStream common stock (the “Stock Grant”), or 146,286 shares, to over 700 non-officer employees under the Company’s 2022 Omnibus Incentive Plan, while the remaining $0.3 million of shares contributed by our CEO was equivalent in value to the employer payroll taxes and administrative expenses of $0.3 million incurred by the Company associated with the Stock Grant (the “Related Cash Expenses”). These shares granted to our employees were not subject to any vesting conditions. The CEO Stock Gift resulted in no dilution of shares to any existing shareholders of the Company other than Mr. Frist.

As a result of the CEO Stock Gift, which is similar in nature to previously disclosed share contributions made by our CEO for the same purpose in past years, the Company received $3.8 million of shares previously held by our CEO and incurred a corresponding $3.8 million charge in the fourth quarter -- $3.5 million of which was a non-cash based charge arising from the Stock Grant and $0.3 million of which was a cash-based charge arising from the Related Cash Expenses. The CEO Stock Gift adversely impacted adjusted EBITDA in the amount of $0.3 million.

Financial Results:

Fourth Quarter 2025 Compared to Fourth Quarter 2024

Revenues for the fourth quarter of 2025 increased by $5.5 million, or 7.4%, to $79.7 million, compared to $74.2 million for the fourth quarter of 2024. Subscription revenues increased $5.8 million, or 8.2%, and professional services revenues decreased by $0.3 million.

Operating income was $2.4 million for the fourth quarter of 2025, down 48.8% from $4.7 million for the fourth quarter of 2024, with the decrease primarily attributable to the $3.8 million charge related to the CEO Stock Gift. Absent this impact from the CEO Stock Gift, non-GAAP operating income was $6.2 million for the fourth quarter of 2025, up 31.7% from $4.7 million for the fourth quarter of 2024. Also contributing to the quarter were higher operating expenses, including royalties, labor and benefits, cloud hosting and amortization related to recently acquired businesses; partially offset by growth in revenues and sublease income associated with our sublease that commenced during the second quarter of 2025.

Net income was $2.5 million in the fourth quarter of 2025, down 48.1% from $4.9 million in the fourth quarter of 2024, and EPS was $0.09 per share (diluted) in the fourth quarter of 2025, down from $0.16 per share (diluted) for the fourth quarter of 2024, with the decrease primarily attributable to the $2.8 million, or $0.09 per share (diluted) charge related to the CEO Stock Gift. Absent this impact from the CEO Stock Gift, non-GAAP net income was $5.4 million for the fourth quarter of 2025, up 9.5% from $4.9 million for the fourth quarter of 2024, and EPS was $0.18 per share (diluted) in the fourth quarter of 2025, up $0.02 per share (diluted) from $0.16 per share (diluted) for the fourth quarter of 2024.

Adjusted EBITDA was $18.8 million for the fourth quarter of 2025, up 16.4% from $16.2 million in the fourth quarter of 2024.

At December 31, 2025, the Company had cash and cash equivalents and marketable securities of $57.0 million. Capital expenditures incurred during the fourth quarter of 2025 were $7.0 million.

HealthStream Announces Fourth Quarter and Full-Year 2025 Results Page 3 February 23, 2026

Full-Year 2025 Compared to Full-Year 2024

For 2025, revenues were $304.1 million, an increase of 4.3% from revenues of $291.6 million for 2024. Operating income for 2025 decreased by 4.9% to $20.2 million, compared to $21.3 million for 2024. Additionally, absent the impact of the CEO Stock Gift, non-GAAP operating income increased by 12.8% to $24.0 million. The decrease in GAAP operating income was primarily attributable to higher expenses, including labor and benefits costs, share-based compensation associated with the CEO Stock Gift, software, cloud hosting, amortization primarily related to capitalized software, and royalties. Operating income was also impacted by higher revenues, sublease income associated with our sublease that commenced during the second quarter of 2025, lower bad debt expense, and lower marketing expenses. Net income for 2025 was $18.3 million, compared to $20.0 million for 2024. Absent the impact of the CEO Stock Gift, non-GAAP net income increased by 5.8% to $21.2 million. Earnings per share were $0.61 per share (diluted) for 2025, compared to $0.66 per share (diluted) for 2024. Absent the impact of the CEO Stock Gift, non-GAAP EPS was $0.70 per share (diluted). Adjusted EBITDA increased by 7.5% to $71.8 million for 2025, compared to $66.8 million for 2024. Capital expenditures incurred during 2025 were $31.9 million.

Other Business Updates

On October 8, 2025, the Company acquired all the equity of Virsys12, LLC, a healthcare technology company that offers payers and health plans an innovative provider data management suite used for onboarding, credentialing, and network management, for $11.4 million in cash, inclusive of a post-closing working capital adjustment, plus up to an additional $4.0 million in cash which may be paid contingent upon the performance of Virsys12, LLC, during a three-year period following the closing.

On November 11, 2025, the Company announced a new share repurchase program approved by the Board of Directors under which the Company was authorized to repurchase up to $10.0 million of its outstanding shares of common stock. Pursuant to this authorization, the Company was authorized to make repurchases in the open market, including under a Rule 10b5-1 plan, through privately negotiated transactions, or otherwise. This share repurchase program provided that it would terminate on the earlier of February 26, 2026 or when the maximum dollar amount under the plan was expended. During the three months ended December 31, 2025, the Company repurchased 205,804 shares of common stock at an aggregate fair value of $5.0 million under this authorization, and the Company continued to repurchase shares pursuant to this authorization during the first quarter of 2026, completing the program in January by repurchasing an additional 222,978 shares at an aggregate fair value of $5.0 million. This share repurchase program terminated in January 2026 when the maximum dollar amount was expended. During the twelve months ended December 31, 2025, the Company repurchased 1,111,590 shares of common stock at an aggregate fair value of $30.0 million, reflecting an average price per share of $26.99, under this November 11, 2025 authorization as noted above, and a prior share repurchase program announced by the Company on May 8, 2025, under which the Company was authorized to repurchase up to $25.0 million of its outstanding shares of common stock, which terminated during the three months ended September 30, 2025 when the maximum dollar amount under the program was expended.

On December 15, 2025, the Company acquired all the equity of MissionCare Collective LLC ("MissionCare"), a healthcare workforce company that includes the largest caregiver network in the U.S., for $24.6 million in cash payable at closing, subject to a post-closing working capital adjustment, plus $4.0 million in shares of HealthStream common stock issued at closing through a private placement, and up to an additional $10.0 million in cash which may be paid contingent upon the performance of MissionCare during a three-year period following the closing.

On February 23, 2026, the Board approved a quarterly cash dividend under the Company's dividend policy of $0.035 per share, reflecting an increase of 12.9% over the previous quarter's dividend of $0.031 per share. The dividend is payable on March 20, 2026 to holders of record on March 9, 2026.

2026 Executive Leadership Promotion
On January 1, 2026, Scott Fenstermacher, Senior Vice President of Sales transitioned to a part-time role as an Executive-in-Residence where he will advise, guide, mentor, and support the Company's sales organization. Concurrently, Jennifer LoPresto, a 13-year veteran sales leader and Vice President at HealthStream, was promoted to Senior Vice President of Sales, assuming the top sales leadership role for the Company. With her promotion, Ms. LoPresto will provide executive leadership across all account management and solution sales teams.

HealthStream Announces Fourth Quarter and Full-Year 2025 Results Page 4 February 23, 2026

Financial Outlook for 2026

The Company is providing guidance for 2026 for the measures set forth below.

Full Year 2026 Guidance
	Low		High
Revenue	$ 323.0	-	$ 330.0	million

Net Income	$ 20.4	-	$ 22.8	million

Adjusted EBITDA[1]	$ 73.0	-	$ 77.0	million

Capital Expenditures	$ 31.0	-	$ 34.0	million

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of projected adjusted EBITDA to projected net income (the most comparable GAAP measure) is included later in this release.

The Company’s guidance for 2026, as set forth above, reflects the Company’s assumptions regarding, among other things, expectations for new sales and renewals and assumes that general economic conditions do not deteriorate. This consolidated guidance does not include the impact of any acquisitions or dispositions that we may complete during 2026, gains or losses from changes in the fair value of non-marketable equity investments or contingent consideration, or impairment of long-lived assets.

Robert A. Frist, Jr., Chief Executive Officer, HealthStream, said, “Our fourth quarter and full-year 2025 results reflect a well-executed finish to the year, driven by broad-based customer demand across our offerings. We achieved record quarterly revenue of $79.7 million, up 7.4%, and delivered Adjusted EBITDA of $18.8 million, up 16.4% year-over-year.”

CEO Frist continued, “HealthStream is uniquely well positioned to play an instrumental role in the emerging AI-driven landscape. Our core user base, the clinical healthcare workforce, is expanding faster than any other sector of the job market. Moreover, HealthStream serves as the system of record on behalf of our healthcare customers. Our hStream platform increasingly serves as the core infrastructure that unifies our healthcare organization customers, individual caregivers, and industry partners together as the most dynamic ecosystem in healthcare. For all of these reasons, HealthStream is positioned for another exciting year helping the nation’s top health systems find, develop, credential, schedule, onboard, and retain this growing workforce.”

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Chief Financial Officer and Senior Vice President, and Mollie Condra, Head, Investor Relations and Communications, will be held on Tuesday, February 24, 2026, at 9:00 a.m. (ET). Participants may access the conference call live via webcast using this link: https://edge.media-server.com/mmc/p/tvqyyx3r. To participate via telephone, please register in advance using this link: https://register-conf.media-server.com/register/BIe449b1c906314cccb8111fce04363490. A replay of the conference call and webcast will be archived on the Company’s website in the Investor Relations section under “Events & Presentations.”

HealthStream Announces Fourth Quarter and Full-Year 2025 Results Page 5 February 23, 2026

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA, a non-GAAP financial measure used by management in analyzing the Company’s financial results and ongoing operational performance. In order to better assess the Company’s financial results, management believes that net income before interest, income taxes, stock-based compensation, depreciation and amortization, impairments of long-lived assets, changes in fair value of contingent consideration, and changes in fair value of, including gains (losses) on the sale of, non-marketable equity investments (“adjusted EBITDA”) is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain GAAP accounting, non-cash, and/or non-operating items which may not, in any such case, fully reflect the underlying operating performance of our business. Beginning with the presentation of adjusted EBITDA for the year ended December 31, 2025, the Company has included adjustments in the definition of adjusted EBITDA for impairment of long-lived assets and changes in fair value of contingent consideration because the Company believes that these amounts may not be reflective of the underlying operational performance of our business and that including these adjustments is consistent with the intended purpose of adjusted EBITDA with respect to reflecting the underlying operating performance of our business and comparing the Company’s operational performance between periods. We believe that adjusted EBITDA is useful to investors to assess the Company’s ongoing operating performance and to compare the Company’s operating performance between periods. In addition, certain short-term cash incentive bonuses and performance-based equity awards are based on the achievement of adjusted EBITDA (as defined in applicable bonus and equity grant documentation) targets.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as a measure of financial performance under GAAP. Because adjusted EBITDA is not a measurement determined in accordance with GAAP, adjusted EBITDA is susceptible to varying calculations. Accordingly, adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies and has limitations as an analytical tool.

In addition, this press release presents operating income, net income, and earnings per share, in each such case, adjusted for the impact of the CEO Stock Gift, which represent non-GAAP financial measures. We believe that the charges associated with the CEO Stock Gift do not reflect the underlying operating performance of our business taking into account the fact that such charges are fully offset by the value of personally owned shares contributed by our CEO to the Company and that these non-GAAP financial measures present useful information to investors in assessing the Company’s ongoing operating performance and comparing the Company’s operating performance between periods by adjusting for the impact of the CEO Stock Gift.

These non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance, which are prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the most comparable GAAP measures, which are set forth below in this release.

About HealthStream

HealthStream (Nasdaq: HSTM) is the healthcare industry’s largest ecosystem of platform-delivered workforce solutions that empowers healthcare professionals to do what they do best: deliver excellence in patient care. For more information about HealthStream, visit www.healthstream.com or call 800-521-0574.

HealthStream Announces Fourth Quarter and Full-Year 2025 Results Page 6 February 23, 2026

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues, net	$79,708	$74,235	$304,064	$291,646
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	28,852	25,111	107,209	97,936
Product development	14,757	12,682	50,984	48,890
Sales and marketing	13,288	12,482	49,389	47,158
General and administrative expenses	9,371	8,807	32,768	35,132
Depreciation and amortization	11,037	10,464	43,478	41,243
Total operating costs and expenses	77,305	69,546	283,828	270,359

Operating income	2,403	4,689	20,236	21,287

Interest income	664	979	3,340	3,834
Other (expense) income, net	(216)	(185)	(358)	(318)

Income before income tax provision	2,851	5,483	23,218	24,803
Income tax provision	316	594	4,876	4,796
Net income	$2,535	$4,889	$18,342	$20,007

Net income per share:
Basic	$0.09	$0.16	$0.61	$0.66
Diluted	$0.09	$0.16	$0.61	$0.66

Weighted average shares of common stock outstanding:
Basic	29,621	30,423	30,018	30,386
Diluted	29,727	30,639	30,144	30,544
Dividends declared per share	$0.031	$0.028	$0.124	$0.112

HealthStream Announces Fourth Quarter and Full-Year 2025 Results Page 7 February 23, 2026

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$36,161	$59,469
Marketable securities	20,843	37,748
Accounts and unbilled receivables, net	38,998	35,322
Prepaid and other current assets	23,654	20,583
Total current assets	119,656	153,122

Capitalized software development, net	45,581	43,370
Property and equipment, net	10,661	10,741
Operating lease right of use assets, net	15,272	17,453
Goodwill and intangible assets, net	282,448	246,768
Other assets	46,756	39,312
Total assets	$520,374	$510,766

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued, and other liabilities	$35,729	$31,466
Deferred revenue	88,417	84,227
Total current liabilities	124,146	115,693
Deferred tax liabilities	18,246	14,596
Deferred revenue, noncurrent	1,344	1,655
Operating lease liability, noncurrent	14,684	17,366
Other long-term liabilities	7,931	2,101
Total liabilities	166,351	151,411

Shareholders’ equity:
Common stock	231,797	252,432
Accumulated other comprehensive loss	(1,361)	(2,049)
Retained earnings	123,587	108,972
Total shareholders’ equity	354,023	359,355
Total liabilities and shareholders' equity	$520,374	$510,766

HealthStream Announces Fourth Quarter and Full-Year 2025 Results Page 8 February 23, 2026

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2025	2024
Operating activities:
Net income	$18,342	$20,007
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,478	41,243
Amortization of deferred commissions	12,633	12,480
Stock-based compensation	8,145	4,470
Deferred income taxes	5,117	(1,114)
Provision for credit losses	1,008	2,595
Loss on equity method investments	190	230
Other	(1,315)	(1,639)
Changes in assets and liabilities:
Accounts and unbilled receivables	(3,983)	537
Prepaid and other assets	(20,229)	(16,425)
Accounts payable, accrued and other liabilities	1,826	(4,394)
Deferred revenue	(1,893)	(330)
Net cash provided by operating activities	63,319	57,660

Investing activities:
Cash paid for acquisitions, net of cash acquired	(35,091)	(1,299)
Proceeds from marketable securities, net of purchases	8,590	(5,296)
Proceeds from sale of non-marketable equity investments	—	765
Proceeds from sale of marketable securities	9,770	—
Proceeds from sale of fixed assets	41	—
Purchase of other investments	(1,500)	—
Purchases of property and equipment	(3,685)	(1,401)
Payments associated with capitalized software development	(28,478)	(26,741)
Net cash used in investing activities	(50,353)	(33,972)

Financing activities:
Taxes paid related to net settlement of equity awards	(2,516)	(1,113)
Repurchases of common stock	(30,022)	—
Payment of cash dividends	(3,729)	(3,403)
Net cash used in financing activities	(36,267)	(4,516)

Effect of exchange rate changes on cash and cash equivalents	(7)	(36)
Net (decrease) increase in cash and cash equivalents	(23,308)	19,136
Cash and cash equivalents at beginning of period	59,469	40,333
Cash and cash equivalents at end of period	$36,161	$59,469

HealthStream Announces Fourth Quarter and Full-Year 2025 Results Page 9 February 23, 2026

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

Operating Results Summary

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP net income	$2,535	$4,889	$18,342	$20,007
Interest income	(664)	(979)	(3,340)	(3,834)
Interest expense	26	26	101	100
Income tax provision	316	594	4,876	4,796
Stock-based compensation expense	5,411	1,185	8,145	4,470
Depreciation and amortization	11,037	10,464	43,478	41,243
Impairment of long-lived assets	262	—	262	—
Fair value adjustment on contingent consideration	(85)	—	(85)	—
Adjusted EBITDA	$18,838	$16,179	$71,779	$66,782

(1) This press release presents adjusted EBITDA, which is a non-GAAP financial measure used by management in analyzing its financial results and ongoing operational performance.

HealthStream Announces Fourth Quarter and Full-Year 2025 Results Page 10 February 23, 2026

Reconciliation of GAAP to Non-GAAP Financial Measures(2)

Non-GAAP Operating Income, Non-GAAP Net Income, and Non-GAAP Net Income per diluted share

(In thousands)

(Unaudited)

	Three Months Ended December 31,	Year Ended December 31,
	2025	2025
Operating income	$2,403	$20,235
Add: CEO Stock gift	3,775	3,775
Non-GAAP Operating income	$6,178	$24,010

Net income	$2,535	$18,342
Add: CEO Stock gift	3,775	3,775
Less: Income tax effect	(956)	(956)
Non-GAAP Net income	$5,354	$21,161

Net income per share, diluted	$0.09	$0.61
Add: CEO Stock gift	0.12	0.12
Less: Income tax effect	(0.03)	(0.03)
Non-GAAP Net income per share, diluted	$0.18	$0.70

(2) This press release presents operating income, net income, and earnings per share, in each such case, adjusted for the impact of the CEO Stock Gift, which represent non-GAAP financial measures used by management in analyzing its financial results and underlying operational performance.

HealthStream Announces Fourth Quarter and Full-Year 2025 Results Page 11 February 23, 2026

Reconciliation of GAAP to Non-GAAP Financial Measures

Financial Outlook for 2026

(In thousands)

(Unaudited)

	Low	High
Net income	$20,400	$22,800
Interest income	(1,900)	(2,100)
Interest expense	100	100
Income tax provision	5,700	6,500
Stock-based compensation expense	3,900	4,500
Depreciation and amortization	44,800	45,200
Adjusted EBITDA	$73,000	$77,000

HealthStream Announces Fourth Quarter and Full-Year 2025 Results Page 12 February 23, 2026

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for financial performance for 2026 and our quarterly dividend policy, that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including as a result of negative economic conditions, changes in U.S. policy, adverse developments impacting the technology and healthcare industries, tariff and trade-related developments, inflationary pressures, geopolitical instability, and legal requirements and contractual restrictions which may affect continuation of our quarterly cash dividend policy and the declaration and/or payment of dividends thereunder, which may be modified, suspended, or canceled in any manner and at any time that our Board may deem necessary or appropriate, as well as risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 28, 2025, the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2025, filed on November 3, 2025, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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